Exhibit 23.6

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Equity Compensation Plan of SFX Entertainment, Inc. of our report dated June 24, 2013, with respect to the combined financial statements of Totem Onelove Group and Totem Industries Pty Ltd included in SFX Entertainment, Inc.’s Form S-1 (File No. 333-189564), filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Melbourne, Australia
November 8, 2013